Exhibit 99.1

Contact:	Investor Relations: 212-201-0800 ir@enliven.com

Enliven Marketing Technologies Corporation Announces
Fourth Quarter and Full-Year 2007 Financial Results

New York, NY – March 14, 2008 – Enliven Marketing Technologies Corporation (NASDAQ: ENLV), a leading Internet marketing technology company, today announced financial results for the fourth quarter and full-year ended December 31, 2007.

Enliven reported total revenue of $7.1 million for the fourth quarter 2007, a 57 percent increase as compared to $4.5 million in the third quarter 2007 and a 65 percent increase as compared to $4.3 million in the fourth quarter 2006. Gross profit was $2.6 million for the fourth quarter of 2007, an increase of 7 percent compared to $2.4 million in the third quarter of 2007, and a decrease of 18 percent as compared to $3.1 million for the fourth quarter of 2006.

Patrick Vogt, Chief Executive Officer, commented, “I am pleased with the revenue growth this past quarter, and I am proud of our progress in 2007. This includes enhancing and consolidating our creative offerings with the acquisition of Makos and Springbox, our international expansion into the European advertising market, and the launch of new technology products into the emerging markets of InGame Advertising, Rich Media Mobile, and 3D Ad Widgets. All of these developments will advance our market position and increase our ability to perform in 2008.”

Mr. Vogt continued, “Furthermore, in an effort to streamline our operations, we have made some one time investments that will help drive efficiencies, lower costs and improve our business operations. As we evolve our strategy and grow our revenue, we are simultaneously reducing our cost structure, and increasing our ability to invest in new technologies. Some of these costs are acquisition and integration related costs, operational process and system improvements, and the move to lower cost facilities. Naturally these one time costs have a negative impact on profitability in the short term, but this will have positive long term benefits for the company.”

Operating loss for the fourth quarter of 2007 was $2.7 million, compared to operating loss of $2.4 million in the third quarter of 2007 and operating loss of $1.1 million for the fourth quarter of 2006. Net loss for the fourth quarter of 2007 was $6.1 million or $(0.06) per share compared to a net loss of $0.3 million, or $(0.00) per share in the third quarter 2007 and a net loss of $0.6 million or $(0.01) per share, in the fourth quarter 2006.

For the year ended December 31, 2007, the Company reported revenue of $18.7 million, an increase of 9 percent as compared to $17.2 million for 2006. Gross margin of $9.7 million for 2007 decreased 8 percent from $10.5 million in 2006. Enliven’s adjusted operating loss for 2007 was $5.6 million compared to an adjusted operating loss of $5.5 million in 2006.

The Company recorded a net loss for the twelve months ended December 31, 2007 of $13.5 million, or $(0.17) per share. This compares to a net loss for the twelve months ended December 31, 2006 of $19.7 million, or $(0.30) per share.

Enliven’s cash, cash equivalents, and marketable securities as of December 31, 2007 were $7.2 million. This can be compared to cash, cash equivalents, and marketable securities of $4.3 million as of December 31, 2006 and $3.3 million as of September 30, 2007.

FINANCIAL INFORMATION

Management prepares and is responsible for the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Annual Report on Form 10-K. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company's internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company's website. The financial measures presented are consistent with the Company's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

CONFERENCE CALL

The Company will host a conference call on March 14, 2008 at 9 A.M. (Eastern Time) to discuss fourth quarter and full year 2007 financial results.

The conference call will be available via the Internet in the Investor Relations section of Enliven’s Web site at http://www.enliven.com, as well as through Thomson/CCBN at www.earnings.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number:	(800) 603-7883

International Telephone Number:	(706) 643-1946

Pass code:	36918714

Participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately two hours after the completion of the call by dialing (800) 642-1687 through Friday, March 21, 2008. Callers should enter the pass code above to access the recording.

ABOUT ENLIVEN MARKETING TECHNOLOGIES

Enliven Marketing Technologies Corporation (formerly Viewpoint Corporation) is a leading Internet Marketing Technology Company, offering Internet marketing and online advertising solutions through a powerful combination of proprietary visualization technology, and a Premium Rich Media advertising platform for the creation, delivery and reporting of PRM. Enliven's family of brands include Unicast, the Internet Marketing and Advertising Technology Group, and Springbox, the Creative Digital Marketing Solutions Group. The company's technology and online advertising solutions are leveraged by some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information can be found at www.enliven.com. The company has approximately 140 employees with offices in New York, NY, Los Angeles, CA, Austin, TX and London, England.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Enliven’s current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Enliven’s actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Enliven’s filings and reports on file with the Securities and Exchange Commission.

Copyright © 2008 Enliven Marketing Technologies Corporation. All Rights Reserved. Enliven, Viewpoint, Unicast, and Springbox are trademarks or registered trademarks of Enliven Marketing Technologies Corporation.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2007	2006	2007
Revenue:
Advertising Systems	$4,271	$1,683	$2,004
Search	1,338	1,485	1,533
Services	1,455	1,040	954
Licenses	-	66	19
Total revenue	7,064	4,274	4,510

Cost of revenue:
Advertising Systems	2,993	538	1,350
Search	28	41	29
Services	1,492	571	747
Licenses	-	-	3
Total cost of revenue	4,513	1,150	2,129
Gross profit	2,551	3,124	2,381

Operating expenses:
Sales and marketing	1,023	1,411	1,118
Research and development	759	781	892
General and administrative	2,405	1,779	2,301
Depreciation	297	129	147
Amortization of intangible assets	748	127	282
Total operating expenses	5,232	4,227	4,740

Loss from operations	(2,681)	(1,103)	(2,359)

Other income (expense):
Interest and other income, net	84	68	68
Interest expense	(201)	(217)	(202)
Changes in fair values of warrants to purchase common stock and conversion feature of convertible notes	(3,311)	666	2,254
Total other income (expense)	(3,428)	517	2,120
Loss before provision for income taxes	(6,109)	(586)	(239)

Provision for income taxes	7	22	17
Net loss from continuing operations	(6,116)	(608)	(256)

Net Loss	$(6,116)	$(608)	$(256)

Basic and diluted net loss per common share	$(0.06)	$(0.01)	$(0.00)

Weighted average number of shares outstanding-basic and diluted	95,918	67,670	82,619

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Year Ended
	December 31,
	2007	2006
Revenue:
Advertising Systems	$8,811	$7,252
Search	6,082	6,307
Services	3,808	3,470
Licenses	30	148
Total revenue	18,731	17,177

Cost of revenue:
Advertising Systems	5,708	4,176
Search	128	154
Services	3,229	2,337
Licenses	3	8
Total cost of revenue	9,068	6,675
Gross profit	9,663	10,502

Operating expenses:
Sales and marketing	4,658	5,892
Research and development	3,265	3,919
General and administrative	9,291	8,466
Depreciation	672	466
Amortization of intangible assets	1,388	570
Restructuring charges	-	92
Impairment of goodwill	-	10,655
Total operating expenses	19,274	30,060

Loss from operations	(9,611)	(19,558)

Other income (expense):
Interest and other income, net	264	332
Interest expense	(807)	(926)
Changes in fair values of warrants to purchase common stock	(3,318)	515
Total other income (expense)	(3,861)	(79)
Loss before provision for income taxes	(13,472)	(19,637)

Provision for income taxes	52	78
Net Loss from continuing operations	(13,524)	(19,715)
Adjustment to net loss on disposal of discontinued operations	-	-

Net Loss	$(13,524)	$(19,715)

Basic and diluted net loss per common share	$(0.17)	$(0.30)

Weighted average number of shares outstanding-basic and diluted	80,779	66,610

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$6,929	$4,154
Marketable securities	311	113
Accounts receivable, net	7,701	3,037
Prepaid expenses and other current assets	723	543
Total current assets	15,664	7,847

Restricted cash	417	190
Property and equipment, net	1,403	1,023
Goodwill	15,103	14,882
Intangible assets, net	9,553	3,689
Other assets	61	56
Total assets	$42,201	$27,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,712	$1,660
Accrued expenses	345	401
Deferred revenue	234	70
Current portion of notes payable	488	389
Current portion of warrants	469	-
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231
Total current liabilities	7,024	3,296

Accrued expenses - Deferred Rent	271	232

Warrants to purchase common stock	8,464	467
Subordinate notes	2,616	2,456
Unicast notes	1,381	1,541
Springbox accrual	2,818	-

Stockholders' equity
Common stock	99	68
Paid-in capital	319,644	306,214
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	9	14
Accumulated deficit	(299,110)	(285,586)
Total stockholders' equity	19,627	19,695
Total liabilities and stockholders' equity	$42,201	$27,687

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2007	2006	2007

Income (Loss) from Operations	$(2,681)	$(1,103)	$(2,359)
Plus:
Stock based Compensation:
COS-Ad Systems	4	10	5
COS – Services	18	21	10
Sales and marketing	89	101	90
Research and development	31	60	29
General and administrative	220	236	218
Depreciation	365	145	169
Amortization	776	155	310

Adjusted Operating Income (Loss)	$(1,178)	$(375)	$(1,528)

	Twelve Months Ended
	December 31,
	2007	2006

Income (Loss) from Operations	$(9,611)	$(19,558)
Plus:
Stock based Compensation:
COS-Ad Systems	17	25
COS – Services	44	147
Sales and marketing	356	496
Research and development	114	321
General and administrative	1,164	1,055
Depreciation	815	559
Amortization	1,500	682
Restructuring charges	-	92
Impairment of Goodwill	-	10,655

Adjusted Operating Income (Loss)	$(5,601)	$(5,526)